UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
October 3, 2008
Date of Report (Date of earliest event reported)
AMH HOLDINGS, LLC
(Exact Name of Registrant as Specified in Its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	333-115543 (Commission File Number)	16-1693178 (IRS Employer Identification No.)
3773 State Road
Cuyahoga Falls, Ohio 44223
(Address of Principal Executive Offices)
(330) 929-1811
(Registrant’s Telephone Number, Including Area Code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.
     On October 3, 2008, Associated Materials, LLC (the “Company”), which is an indirect subsidiary of AMH Holdings, LLC, entered into a Loan and Security Agreement by and among Wachovia Capital Markets, LLC and CIT Capital Securities LLC, as joint lead arrangers and joint bookrunners, Wachovia Bank, National Association, as administrative agent and collateral agent, The CIT Group/Business Credit, Inc., as syndication agent, the lenders party thereto, the Company, Gentek Building Products, Inc. (“Gentek Inc.”) and Gentek Building Products Limited (“the Canadian Borrower” and together with the Company and Gentek Inc., the “Borrowers”), as borrowers, and Associated Materials Holdings, LLC (“Holdings”), Gentek Holdings, LLC and Alside, Inc., as guarantors (the “ABL Facility”). The ABL Facility provides a senior secured asset-based revolving credit facility of up to $225 million, comprising a $165 million US facility (of which $22 million will be available for letters of credit) and a $60 million Canadian facility (of which $3 million will be available for letters of credit), in each case subject to borrowing base availability under the applicable facility.
     The interest rate applicable from time to time to outstanding loans under the ABL Facility will be, at the Company’s option, equal to either:
     (i) a Base Rate (which (x) in the case of loans under the US facility is the greater of (a) the prime rate set by Wachovia and publicly announced from time to time as its prime rate and (b) the Federal Funds rate plus 0.5% and (y) in the case of loans under the Canadian facility is the greater of (a) the annual rate from time to time announced by Toronto Dominion Bank (Toronto) or such other bank listed in Schedule I of the Bank Act (Canada) as Wachovia may from time to time designate and (b) the annual rate of interest equal to the sum of the 30-day CDOR rate at such time plus 1%), plus an applicable margin ranging from 0.75% to 1.75% depending on the Company’s quarterly average “excess availability” (as defined); or
     (ii) a Eurodollar Rate equal to the London Interbank Offered Rate for specified periods as elected by the Company, plus an applicable margin ranging from 2.50% to 3.50% depending on the Company’s “excess availability” (as defined).
     In addition, the ABL Facility provides for fees (on a per annum basis) ranging from 0.625% to 0.375% on the unused portion of the ABL Facility from time to time and ranging from 2.50% to 3.50% for outstanding letters of credit, in each case depending on the Company’s quarterly average “excess availability” (as defined).
     Amounts borrowed under the ABL Facility may be repaid and reborrowed from time to time. The entire principal amount (if any) outstanding under the ABL Facility is due and payable in full at maturity on October 3, 2013, except in the event the Company’s obligations under its 9 3/4% Notes due 2012 remain outstanding as of the date six months prior to their stated maturity, in which case the ABL Facility will be due and payable on such date.
     The ABL Facility provides that the Company has the right at any time to request up to $75.0 million of incremental commitments under the ABL Facility. The lenders under the ABL Facility are not obliged to provide any such incremental commitments and any such increase in commitments will be subject to certain other customary conditions precedent. The Company’s ability to obtain extensions of credit under these incremental commitments is also subject to the same conditions as extensions of credit under the ABL Facility.
     The ABL Facility contains customary representations and warranties and customary affirmative and negative covenants, including, among other things, restrictions on incurrence of additional debt, liens, dividends and other restricted payments, asset sales, investments, mergers and acquisitions and affiliate transactions. Events of default under the ABL Facility include, among others, nonpayment of principal or interest, covenant defaults, material breaches of representations and warranties, bankruptcy and insolvency events, cross defaults and a change of control.
     The ABL Facility does not require the Company to comply with any financial maintenance covenant, unless it has less than $28.125 million of aggregate “excess availability” at any time (or less than $20.625 million of “excess availability” under the US facility or less than $7.5 million of “excess availability” under the Canadian facility), during the continuance of which event the Company is subject to compliance with a fixed charge coverage ratio covenant.
     All obligations of the Borrowers under the ABL Facility (the “Obligations”) are jointly and severally guaranteed by Holdings, and all of the Company’s direct and indirect wholly owned domestic subsidiaries (the “Domestic Guaranties”). In addition, all obligations of the Canadian Borrower under the ABL Facility (the “Canadian Obligations”) also are jointly and severally guaranteed by the Canadian Borrower’s wholly owned Canadian subsidiaries (the “Canadian Guaranties”). The Obligations and the Domestic Guaranties are secured by a pledge of the Company’s capital stock and the capital stock of the Company’s domestic subsidiaries (and up to 66-2/3% of the voting stock of “first tier” foreign subsidiaries), and a security interest in substantially all of the Company’s owned real and personal assets (tangible and intangible) and the owned real and personal assets (tangible and intangible) of the Company and the Domestic Guarantors under the ABL Facility. In addition, the Canadian Obligations are secured by the capital stock and owned real and personal assets (tangible and intangible) owned by the Canadian Borrower and its Canadian Subsidiaries. Any future wholly owned domestic subsidiaries will be required to guarantee Obligations under the ABL Facility and to secure such guarantee with substantially all of their owned real and personal assets (tangible and intangible). Any future wholly-owned Canadian subsidiaries also will be required to guarantee Canadian Obligations and to secure such guarantee with substantially all of their owned real and personal assets (tangible and intangible).
     The foregoing description is qualified in its entirety to reference to the ABL Facility, a copy of which is attached hereto as Exhibit 10.1 and incorporated by reference in its entirety in this Item 1.01.

Item 1.02	Termination of a Material Definitive Agreement
     The information set forth above under Item 1.01 is incorporated herein by reference.
     The ABL Facility replaces the Company’s existing Second Amended and Restated Credit Agreement (the “2004 Credit Agreement”), dated as of December 22, 2004, among Associated Materials Incorporated and Gentek Building Products Limited, as borrowers, AMH Holdings, Inc. and Associated Materials Holdings, Inc., as guarantors, the lenders party thereto, UBS AG,

Stamford Branch, as the U.S. Administrative Agent, Canadian Imperial Bank of Commerce, as the Canadian Administrative Agent, Citigroup Global Markets Inc., as syndication agent, General Electric Capital Corporation and National City Bank, as Co-Documentation Agents, and UBS Securities, LLC and Citigroup Global Markets Inc., as joint lead arrangers, which was scheduled to mature, in the case of the revolving facility thereunder, on April 19, 2009, and in the case of the term facility thereunder, on August 29, 2010.
     A description of the 2004 Credit Agreement is contained in the Company’s Annual Report on Form 10-K and is incorporated by reference in its entirety in this Item 1.02

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant
(a)
     The information set forth above under Item 1.01 is incorporated herein by reference.

Item 9.01	Financial Statement and Exhibits.
(d) Exhibits.
10.1	Loan and Security Agreement, dated as of October 3, 2008, by and among Wachovia Capital Markets, LLC and CIT Capital Securities LLC, as joint lead arrangers and joint bookrunners, Wachovia Bank, National Association, as administrative agent and collateral agent, The CIT Group/Business Credit, Inc., as syndication agent, the lenders party thereto, Associated Materials, LLC, Gentek Building Products, Inc. and Gentek Building Products Limited, as borrowers, and Associated Materials Holdings, LLC, Gentek Holdings, LLC and Alside, Inc., as guarantors.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASSOCIATED MATERIALS, LLC
DATE: October 9, 2008	By:	/s/ Cynthia L. Sobe
Cynthia L. Sobe
Vice President -- Chief Financial Officer, Treasurer and Secretary